UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TSR, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

TSR, INC.
400 OSER AVENUE, SUITE 150
HAUPPAUGE, NY 11788

Dear Stockholders,

The fiscal year ended May 31, 2022 was a year of progress for TSR, Inc. (“TSR” or the “Company”).

As you know, in late 2019 and early 2020, TSR reconstituted its Board of Directors (the “Board”) and a new management team was put in place.  The new Board went to immediate work with the team to focus on finding ways to profitably grow the business and achieve adequate returns on stockholders’ capital.

With profitable growth as an objective, in September of 2020, the Company announced its first acquisition in nearly twenty years when TSR purchased Geneva Consulting Group, Inc. (“Geneva”). Now with two years to evaluate, the Board can report that the results have met expectations as the Company has recovered from years of financial losses and now achieves consistent profitability.

In the most recent fiscal year, we have continued to focus on servicing our existing clients and finding new ones. We finished the fiscal year with approximately 717 consultants serving our clients, an increase from the 611 consultants serving our clients at May 31, 2021.

Since the Board was reconstituted on December 31, 2019, the price per share of common stock has increased from $3.59 to $7.22 as of October 21, 2022. During the same period, the Russell Microcap Index (RMIC) increased from 622.05 to 672.18.

I have written in previous letters that the staffing business is a competitive business. Our primary assets are our employees and our customers. We are working to provide a dynamic and healthy workplace for the former, and the best programmers and IT professionals for the latter. Our current strategic plan is to organically grow the Company, and we also look at potential acquisition candidates from time to time. If we can find a company with a great team that can help diversify our client base and enhance our service offerings, and we can buy it at reasonable price, the Board will carefully consider further acquisitions.

Our annual stockholder meeting will be held on November 30, 2022 at 11:00 a.m., Eastern Time, and we invite you to participate. The following items will be on the agenda:

1.	To approve an amendment to the Company’s Certificate of Incorporation to declassify the Board of directors;

2.	To ratify the appointment of CohnReznick LLP as the independent registered public accountants of the Company for the fiscal year ending May 31, 2023;

3.	To hold a non-binding advisory vote on the compensation program for the Company’s named executive officers as disclosed in the proxy statement;

4.	To approve an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care; and

5.	To transact other business that may properly come before the annual meeting, including any adjournment or postponement thereof.

Our Board has fixed the close of business on October 24, 2022 as the record date for determining those stockholders entitled to receive notice of and vote at the annual meeting and any adjournments or postponements thereof.

The Board and management team are committed to increasing shareholder value at TSR. In every decision, we are accountable to you, the stockholders.

I look forward to discussing our plans and progress at the meeting and in the years to come.

Bradley Tirpak

Chairman of the Board

Hauppauge, New York

November 1, 2022

TSR, INC.
400 OSER AVENUE, SUITE 150
HAUPPAUGE, NY 11788

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held on November 30, 2022

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of TSR, Inc., a Delaware corporation (“TSR” or the “Company”), will be held on November 30, 2022 at 11:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting https://www.cstproxy.com/tsrconsulting/2022. You will not be able to attend the Annual Meeting in person. Please read carefully the sections in the proxy statement on attending via webcast and voting at the Annual Meeting to ensure that you comply with these requirements.

The purposes of the meeting are:

1. To vote on a proposal to approve an amendment to the Company’s Certificate of Incorporation to declassify the board of directors (the “Board”);

2. To ratify the appointment of CohnReznick LLP as the independent registered public accountants of the Company for the fiscal year ending May 31, 2023;

3. To hold a non-binding advisory vote on the compensation program for the Company’s named executive officers as disclosed in the proxy statement;

4. To vote on a proposal to approve an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care; and

5. To transact other business that may properly come before the Annual Meeting, including any adjournment or postponement thereof.

These matters are more fully described in the proxy statement. The Board recommends that you vote “FOR” the proposal to amend the Company’s Certificate of Incorporation to declassify the Board, “FOR” for the ratification of the Company’s independent registered public accounting firm, “FOR” the approval of the compensation program for the Company’s named executive officers, and “FOR” the proposal to amend the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care. The Board knows of no other matters at this time that may be properly brought before the meeting.

Stockholders of record at the close of business on October 24, 2022 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the virtual Annual Meeting and during the ten-day period prior to the date of the Annual Meeting, at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

John G. Sharkey, Secretary

Hauppauge, New York

November 1, 2022

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIA WEBCAST, PLEASE ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING BY VOTING IN ONE OF THE FOLLOWING WAYS:

(1)	VIA THE INTERNET – GO TO THE WEBSITE DESIGNATED ON THE ENCLOSED PROXY CARD.

(2)	BY MAIL – COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

YOUR PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

i

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	24

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE PERSONAL LIABILITY OF DIRECTORS AND EXECUTIVE OFFICERS FOR MONETARY DAMAGES FOR BREACH OF THE FIDUCIARY DUTY OF CARE	25

OTHER INFORMATION	26

Stockholder Proposals for Next Annual Meeting	26
Form 10-K Annual Report	26
Householding	26
Other Business Solicitation and Expenses of Solicitation	26
Forward-Looking Statements	27

Appendix A	A-1

Appendix B	B-1

Appendix C	C-1

ii

TSR, INC.
400 Oser Avenue, Suite 150
Hauppauge, NY 11788

2022 ANNUAL MEETING OF STOCKHOLDERS
to be held on November 30, 2022

PROXY STATEMENT

This solicitation of proxies is being made by the Board of Directors (the “Board”) of TSR, Inc. (“TSR” or the “Company”) for use at the 2022 Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) on November 30, 2022 at 11:00 a.m., Eastern Time, or at any postponement or adjournment thereof. The Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the meeting, vote and submit your questions during the meeting by visiting https://www.cstproxy.com/tsrconsulting/2022 and entering your control number included on the proxy card you receive. You will not be able to attend the meeting in person. The Board and officers and employees of the Company will solicit proxies by mail, telephone and personal contact for no additional compensation.

This Proxy Statement (“Proxy Statement”), the enclosed form of proxy and the Company’s Annual Report for the fiscal year ended May 31, 2022 shall be mailed on or about November 1, 2022 to holders of record of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of October 24, 2022, using the full set delivery option pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Only Stockholders of record at the close of business on October 24, 2022 are entitled to vote at the Annual Meeting. On October 24, 2022, there were 2,139,140 shares of Common Stock issued and outstanding.

Important Notice Regarding the Internet Availability of Proxy Materials

for the Stockholders Meeting to be held on November 30, 2022

This Proxy Statement, a copy of the form of proxy and the Company’s Annual Report for the fiscal year ended May 31, 2022 are also available on the Investor Relations page of our website at www.tsrconsulting.com.

QUESTIONS & ANSWERS ABOUT THIS PROXY SOLICITATION

The following are some of the questions that you may have about this Proxy Statement and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this Proxy Statement. Therefore, we encourage you to read the entire Proxy Statement, which was first distributed beginning on or about November 1, 2022, for more information about these topics.

Why am I receiving these materials?

TSR has made these materials available to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held via webcast, on November 30, 2022 at 11:00 a.m., Eastern Time, or at any postponement or adjournment thereof. The Company, on behalf of the Board, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. You are invited to attend the Annual Meeting via webcast and are requested to vote on the proposals described in this Proxy Statement.

How do I participate in the Virtual Annual Meeting?

Our Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. Stockholders will have multiple opportunities to submit questions to the Company for the Annual Meeting. Stockholders who wish to submit a question in advance may do so beginning on November 23, 2022 by pre-registering and then selecting the chat box link. Stockholders also may submit questions live during the meeting. Questions pertinent to the Annual Meeting matters may be recognized and answered during the meeting in our discretion, subject to time constraints. We reserve the right to edit or reject questions that are inappropriate for Annual Meeting matters.

Any stockholder can listen to and participate in the Annual Meeting live via the Internet at https://www.cstproxy.com/tsrconsulting/2022. The webcast will start at 11:00 a.m., Eastern Time, on November 30, 2022. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.

Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our Common Stock, are posted at https://www.cstproxy.com/tsrconsulting/2022. If you do not have your 12-digit control number that is printed in the box on your proxy card, you will only be able to listen to the Annual Meeting.

If you do not have Internet capabilities, you can attend the Annual Meeting via a listen-only format by dialing 1 800-450-7155 (toll-free) within the U.S. and Canada, or 1 857-999-9155 (standard rates apply) outside of the U.S. and Canada, and entering the pin number (8282978#) when prompted. You will not be able to vote or submit questions through the listen-only format.

What is being voted on at the Annual Meeting?

The Company is aware of four (4) matters that stockholders may vote on at the Annual Meeting. These matters are listed on the Company’s proxy card. The four matters listed on the Company’s proxy card are as follows:

1.	The approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board (Proposal No. 1);

2.	The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023 (Proposal No. 2);

3.	A non-binding advisory vote on the compensation program for the Company’s named executive officers as disclosed herein (Proposal No. 3); and

4.	To vote on a proposal to approve an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care (Proposal No. 4).

How does the Board of TSR recommend that I vote?

At the Annual Meeting, the Board of TSR recommends that you vote your shares:

1.	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board (Proposal No. 1);

2.	“FOR” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023 (Proposal No. 2);

3.	“FOR” the approval of the compensation program for our named executive officers as described herein (Proposal No. 3); and

4.	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care (Proposal No. 4).

Who is entitled to vote at the Annual Meeting?

Stockholders of record of shares of Common Stock, at the close of business on October 24, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. Each share of Common Stock is entitled to one vote on each matter to be voted on. As of the Record Date, there were 2,139,140 shares of Common Stock issued and outstanding. There are no other voting securities of the Company outstanding.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the notice for the Annual Meeting (“Notice”) was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares. Your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares on any proposals other than Proposal No. 2 and Proposal No. 3. It is very important to instruct your broker how to vote your shares by following their voting instructions.

How do I vote?

Stockholder of Record. If you are a stockholder of record you can vote in any one of four ways:

1.	Via the Internet Prior to the Meeting. You may vote by proxy via the Internet prior to the Annual Meeting by following the instructions provided on the enclosed proxy card.

2.	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

3.	At the Meeting. If you attend the virtual Annual Meeting, you may vote during the meeting by visiting https://www.cstproxy.com/tsrconsulting/2022,and entering your control number included on the proxy card you receive.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name” and you can vote in any one of two ways:

1.	Broker Instructions. A Notice was forwarded to you by a brokerage firm, bank, broker-dealer, or other similar organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares. Your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares for Proposal No. 1 or Proposal No. 4. It is very important to instruct your broker how to vote your shares by following their voting instructions.

2.	At the Meeting. If you are a beneficial owner of shares held in street name and wish to vote at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. Once you have received your legal proxy, you will need to contact Continental Stock Transfer & Trust Company to have a control number generated. Please allow up to 72 hours for processing your request for a control number. To vote during the Annual Meeting, please visit https://www.cstproxy.com/tsrconsulting/2022 and enter your control number you receive.

How many votes are required to approve each proposal?

1.	Proposal No. 1 – Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board. Under our Certificate of Incorporation, as amended, approval of this proposal requires the affirmative vote of the holders of not less than two-thirds of the stock having voting power and entitled to vote. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

2.	Proposal No. 2 – Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023. Adoption of this proposal requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposal.

3.	Proposal No. 3 – A non-binding advisory vote on the compensation program for the Company’s named executive officers as disclosed in the proxy statement. The Company will consider the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote as approval of the compensation of the Company’s named executive officers. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposal. Broker non-votes, if any, will have no effect. As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.

4.	Proposal No. 4 – Approval of an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care. Under our Certificate of Incorporation, as amended, approval of this proposal requires the affirmative vote of the holders of not less than two-thirds of the stock having voting power and entitled to vote. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

What is the deadline for submitting proxies?

Proxies can be submitted until the polls are closed at the Annual Meeting. If you are voting via the Internet prior to the meeting, you must submit your proxy by 11:59 p.m., Eastern Time, the day prior to the Annual Meeting. However, to be sure that the Company receives your proxy in time to utilize it, please provide your proxy as early as possible.

May I change or revoke my vote after I return my proxy card?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by the Internet as instructed above;

●	by notifying the Corporate Secretary of TSR in writing before the Annual Meeting that you have revoked your proxy; or

●	by attending the Annual Meeting virtually. Attending the meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the meeting that it be revoked.

Your most current vote, whether by the Internet or proxy card, is the one that will be counted.

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date constitutes a quorum at the Annual Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in “street name” indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and submit your signed and dated proxy card but do not make specific choices with respect to the proposals, your proxy will follow the Board’s recommendations and your shares will be voted:

●	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board (Proposal No. 1);

●	“FOR” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023 (Proposal No. 2);

●	“FOR” the approval of the compensation program for the Company’s named executive officers as described herein (Proposal No. 3); and

●	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care (Proposal No. 4).

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The approvals of an amendment to the Company’s Certificate of Incorporation to declassify the Board (Proposal No. 1) and to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care (Proposal No. 4) are considered non-routine matters under applicable rules. A broker cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with these proposals. Broker non-votes will have no effect on these proposals except that they will be deemed as votes “against” Proposal No. 1 and Proposal No. 4.

The proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023 (Proposal No. 2) and the approval of the compensation program for the Company’s named executive officers (Proposal No. 3) are considered routine matters under applicable rules. A broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Nos. 2 and 3.

Who will count the vote?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will separately tabulate (i) the affirmative votes, negative votes, abstentions and broker non-votes with regard to the approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board under Proposal No. 1 and an amendment to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care under Proposal No. 4; and (ii) the affirmative votes, negative votes, and abstentions with regard to the votes to approve the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2023 under Proposal No. 2 and the compensation program for the Company’s named executive officers under Proposal No. 3.

When will the voting results be disclosed?

The Company will publish voting results in a current report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting. If on the date of this filing the inspector of election for the Annual Meeting has not certified the voting results as final, the Company will announce that the results are not final and publish the final results in a subsequent amended Form 8-K filing within four business days after the final voting results are known.

Whom should I contact if I have any questions regarding this proxy solicitation?

Generally, stockholders who have questions or concerns and wish to communicate with the Board should follow the instructions contained under the section of this Proxy Statement entitled “Stockholder Communications with Directors.”

If you have questions or require assistance in voting your shares, you should call John G. Sharkey, TSR’s corporate secretary, at (631) 231-0333.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro rata and in accordance with their respective stock ownership interests.

DIRECTORS, EXECUTIVE OFFICERS AND GOVERNANCE MATTERS

Directors and Executive Officers of the Company

Set forth below are the names, ages and positions and offices held with the Company of each director and executive officer of the Company. Directors are currently classified as either Class I, Class II or Class III directors, with each class serving for a term of three (3) years. The term of Class I directors is set to expire at the 2024 annual stockholder meeting. The term of Class II directors is set to expire at the 2023 stockholder meeting. There is currently no Class III director on the Board. Executive officers serve until such time as their successor is duly elected and qualified.

Name	Age	Position	Year First Officer or Director
Bradley M. Tirpak(1)(2)(3)(4)	53	Chairman of the Board and Class I Director	2019

Thomas Salerno	54	Chief Executive Officer, President and Treasurer	2020

John G. Sharkey	63	Senior Vice President, Chief Financial Officer and Secretary	1990

H. Timothy Eriksen(1)(2)(3)(4)(5)(7)	53	Class I Director	2019

Robert Fitzgerald(1)(2)(3)(4)(6)	58	Class II Director	2019

(1)	Member of the Compensation Committee of the Board.

(2)	Member of the Audit Committee of the Board.

(3)	Member of the Nominating Committee of the Board.

(4)	Member of the Special Committee of the Board.

(5)	Mr. Eriksen is the Chairman of the Audit Committee of the Board and the Chairman of the Nominating Committee of the Board.

(6)	Mr. Fitzgerald is the Chairman of the Compensation Committee of the Board and the Chairman of the Special Committee of the Board.

(7)	Lead independent director.

There are no family relationships between any of the Company’s executive officers and directors. None of the Company’s directors currently serves, or has served during the past five years, as a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There is no arrangement between any director or director nominee and any other person pursuant to which he was or is to be selected as a director or director nominee except that Mr. Eriksen and Mr. Tirpak were nominated by Zeff Capital, L.P. as Class I directors at the Company’s 2018 annual stockholder meeting held on October 22, 2019 in accordance with the terms and conditions of that certain settlement and release agreement, dated August 30, 2019, between the Company and certain investor parties, including Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff, QAR Industries, Inc. and Robert Fitzgerald, and Fintech Consulting, LLC and Tajuddin Haslani (the “Settlement Agreement”). The terms of the Settlement Agreement are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019. Mr. Eriksen and Mr. Tirpak were subsequently elected as directors at the annual stockholder meeting on October 22, 2019.

Biographical Information

Mr. Bradly M. Tirpak was elected as a Class I director of the Company at the 2018 annual meeting of stockholders on October 22, 2019.  He was appointed as the Chairman of the Board on December 30, 2019.  Mr. Tirpak is a professional investor with more than 25 years of investing experience. Since November of 2021, Mr. Tirpak has served as the CEO of Liberated Syndication Inc., a leading provider of podcast hosting and advertising services. Since September of 2016, he has served as a portfolio manager and Managing Director of Palm Active Partners, LLC, a private investment company. He also previously served as a portfolio manager at Credit Suisse First Boston, Caxton Associates, Sigma Capital Management, Chilton Investment Company and Locke Partners. Mr. Tirpak served as a director of Full House Resorts, Inc., a publicly trading gaming and lodging company, from December of 2014 through January of 2021, as a director at Applied Minerals, Inc., a publicly traded specialty materials company, from April 2015 to March 2017, as a director at Flowgroup plc, an energy supply and services business in the United Kingdom, from June 2017 to October 2018, and as a director at Birner Dental Management Services, Inc., a publicly traded dental service organization, from December 2017 to January 2019.  Since October of 2019, he has served as a director of Liberated Syndication Inc., and since April of 2020, he has served as a director of Barnwell Industries Inc., a publicly traded company engaged in real estate development and oil and gas exploration. Mr. Tirpak also currently serves as trustee of The Halo Trust, the world’s largest humanitarian mine clearance organization focused on clearing the debris of war which currently operates in over 25 countries including Afghanistan, Ukraine and Iraq. Mr. Tirpak earned a B.S.M.E. from Tufts University and an M.B.A. from Georgetown University.

The Company believes that Mr. Tirpak is a valuable member of the Board due to his knowledge and experience in investing, capital allocation and corporate governance, as well as his experience serving on the boards of publicly traded companies.

Mr. H. Timothy Eriksen was elected as a Class I director of the Company at the 2018 annual stockholder meeting on October 22, 2019. He was appointed by the Board as the Chairman of the Audit Committee of the Board on December 30, 2019. Mr. Eriksen founded Eriksen Capital Management, an investment advisory firm (“ECM”), in 2005. Mr. Eriksen is the President of ECM. Mr. Eriksen is the Chief Executive Officer and Chief Financial Officer of, and since July 2015 has been a director of, Solitron Devices, Inc. (“Solitron”). Solitron designs, develops, manufactures and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets. From April 2018 through August 2021, Mr. Eriksen was a director of Novation Companies, Inc. (“Novation”). Novation owns Healthcare Staffing, Inc., which, among other activities, provides outsourced healthcare staffing and related services. On August 31, 2021, Mr. Eriksen was elected to the Board of PharmChem, Inc., which offers a sweat patch device to test for drug abuse. Prior to founding ECM, Mr. Eriksen worked for Walker’s Manual, Inc., a publisher of books and newsletters on micro-cap stocks, unlisted stocks and community banks. Earlier in his career, Mr. Eriksen worked for Kiewit Pacific Co, a subsidiary of Peter Kiewit Sons, as an administrative engineer on the Benicia Martinez Bridge project. Mr. Eriksen received a B.A. from The Master’s University and an M.B.A. from Texas A&M University.

The Company believes that Mr. Eriksen is a valuable member of the Board based on his strong business and financial background, and his experience serving in leadership- and management-level roles with responsibility for formulating business and operational strategy.

Mr. Robert Fitzgerald was appointed as a Class II director of the Company by the Board on December 30, 2019. Mr. Fitzgerald is a seasoned business executive with over 25 years of experience helping companies grow. From 1999 through 2008, he served as the CEO of YDI/Proxim Wireless, an early pioneer of the wireless networking equipment industry. From 2009 through 2010, he served as a consultant and later the President of Ubiquiti Networks, now Ubiquiti, Inc. (NYSE: UI), a world leading provider of wireless and non-wireless networking equipment. He currently serves as the CEO of QAR Industries, Inc., an investment company that holds interests in a portfolio of public and private companies, primarily the Company and Antenna Products Corporation, a provider of antennas and towers. Mr. Fitzgerald earned a Bachelor of Arts in Economics and Juris Doctorate from the University of California, Los Angeles.

The Company believes that Mr. Fitzgerald’s extensive experience in and knowledge of the information technology (“IT”) industry and career serving in management-level positions for public and private companies make him a valuable member of the Board.

Thomas Salerno was appointed President, Chief Executive Officer and Treasurer of the Company effective as of March 23, 2020. Since 2011, Mr. Salerno had served as the Managing Director of TSR Consulting Services, Inc., the Company’s IT consulting services subsidiary and largest business unit. Mr. Salerno has over 20 years of experience in the technology consulting industry. Prior to joining the Company, Mr. Salerno spent eight years at Open Systems Technology as Associate Director, two years as Vice President of Sales and Recruiting for Versatech Consulting, and three years as an Account Representative for Robert Half Technologies. Mr. Salerno holds a bachelor’s degree from Johnson and Wales University.

Mr. John G. Sharkey was appointed Senior Vice President, Chief Financial Officer and Secretary of the Company effective June 1, 2019. He had served as the Vice President, Finance, Controller and Secretary of the Company since 1990. Mr. Sharkey received a master’s degree in Finance from Adelphi University and received his Certified Public Accountant certification from the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Corporate Governance and Board Matters

The Company maintains the following committees of the Board: the Audit Committee, the Compensation Committee, the Nominating Committee, and the Special Committee. Each of these committees is separately described below.

The Board of Directors currently consists of Bradley M. Tirpak (Chairman), H. Timothy Eriksen and Robert Fitzgerald. Bradley M. Tirpak, H. Timothy Eriksen and Robert Fitzgerald qualify as “independent directors” under NASDAQ rules.

The Board also has determined that the current Chair and members of the Audit Committee, H. Timothy Eriksen, Bradley M. Tirpak and Robert Fitzgerald all meet the requirements of an “audit committee financial expert” as such term is defined in applicable regulations of the SEC.

During the fiscal year ended May 31, 2022, the Board met with management weekly, held five meetings and acted by unanimous written consent on four occasions; the Audit Committee held five meetings; the Compensation Committee held two meetings; and the Nominating Committee held one meeting. During the 2022 fiscal year, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board of which such director was a member. The Company does not have a formal policy regarding attendance of directors at the Annual Meeting of Stockholders, but the Company encourages all directors to attend. All of the directors who served in office on the date of the 2021 annual meeting of stockholders attended the 2021 annual stockholder meeting.

The Audit Committee

The Audit Committee’s current members are H. Timothy Eriksen (Chairman), Bradley M. Tirpak and Robert Fitzgerald. Each of the members of the Audit Committee is an independent director under the rules of the NASDAQ Capital Market. The Audit Committee’s primary functions are to assist the Board in monitoring the integrity of the Company’s financial statements and systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and performance of the Company’s independent auditors. The Audit Committee is responsible for pre-approving any engagements of the Company’s independent auditors. The Audit Committee operates under a written charter approved by the Board on September 16, 2004 and amended as of October 10, 2008. A copy of the Audit Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com.

The Compensation Committee

The Compensation Committee’s current members are Robert Fitzgerald (Chairman), H. Timothy Eriksen and Bradley M. Tirpak. Each of the members of the Compensation Committee is an independent director under the rules of the NASDAQ Capital Market. The Compensation Committee assesses the structure of the Company’s management team and the overall performance of the Company. It evaluates the performance of the Company’s executive officers on an annual basis and makes recommendations to the Board regarding salary increases and other compensation to executive officers. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. Under its charter, the Compensation Committee has authority to retain and approve the fees of independent compensation consultants or other advisors. The Compensation Committee did not engage an independent compensation consultant during the last fiscal year.

According to the charter of the Compensation Committee, the Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Board and the Compensation Committee do not discuss or make decisions regarding an executive officer’s compensation in the presence of such executive officer. Except for consulting from time to time at the Compensation Committee’s request with our Chairman regarding annual performance projections and targets, our executive officers, including the named executive officers, do not have any role in determining the form or amount of compensation paid to our named executive officers.

The Nominating Committee

The Nominating Committee’s current members are H. Timothy Eriksen (Chairman), Bradley M. Tirpak and Robert Fitzgerald. Each of the members of the Nominating Committee is an independent director under the rules of the NASDAQ Capital Market. A copy of the Nominating Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Nominating Committee determines the criteria for nominating new directors and recommends to the Board candidates for nomination to the Board. The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board includes consideration of candidates for nomination to the Board recommended by stockholders. Such stockholder recommendations must be delivered to the Corporate Secretary of the Company, together with the information required to be filed in a proxy statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a nominee recommended by the Nominating Committee as described below.

In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a “Qualified Stockholder Proposal”). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provision referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified.

In evaluating director nominees, the Nominating Committee currently considers the following factors:

●	the Company’s needs with respect to the particular talents and experience of our directors;

●	the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	familiarity with the Company’s business and businesses similar or analogous to that of the Company;

●	experience with accounting rules and practices and corporate governance principles; and

●	such other factors as the Nominating Committee deems are in the best interests of the Company and the best interests of the Company’s stockholders.

Qualified candidates for membership on the Board will be considered without a particular focus on the diversity of the Board’s membership, and without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals who meet the criteria.

Special Committee

The Special Committee’s current members are Robert Fitzgerald (Chairman), H. Timothy Eriksen and Bradley M. Tirpak. Each of the members of the Special Committee is an independent director under the rules of the NASDAQ Capital Market.

The Board established the Special Committee by resolution on July 9, 2018, as amended, to review the request submitted by Joseph F. Hughes and Winifred Hughes that the Board pursue a sale of the Company. Joseph F. Hughes is the former Chairman and Chief Executive Officer of the Company. At the time of submitting such request to the Board, Joseph F. Hughes and Winifred Hughes beneficially owned approximately 42% of the Company’s outstanding Common Stock. In the context of the Special Committee’s review of the request by Joseph F. Hughes and Winifred Hughes, the Board charged the Special Committee to consider and evaluate strategic alternatives (“Strategic Alternatives”) available to the Company, including (a) potential opportunities for a sale of the Company by way of merger, consolidation, sale of equity securities (including the Company’s outstanding Common Stock), sale of all or substantially all of the Company’s assets, or other strategic transactions; (b) recapitalization of the Company; (c) the sale or exchange of the shares of Common Stock held by Mr. Hughes and Mrs. Hughes in a transaction involving the Company; or (d) remaining independent and continuing to execute the Company’s business plans on a standalone basis or pursuing opportunities to grow through acquisitions, and to review, consider and evaluate, for purposes of advising the full Board, whether any of the potential Strategic Alternatives is in the best interests of the Company’s stockholders. The Special Committee is empowered to hire, at the Company’s expense, legal, financial and public relations advisors to assist the Special Committee in the performance of its duties. The Special Committee does not have a formal written charter, but is governed in accordance with the authority delegated to it by the Board by resolution as described above.

The Special Committee has been authorized, with assistance from its legal and financial advisors, to begin approaching certain potential acquisition candidates, evaluating the merits of and negotiating acquisition target proposals and agreements, and taking other actions necessary to facilitate the consummation of such a transaction. In carrying out its functions, the Special Committee recommended, and the Company completed, the acquisition of all of the outstanding stock of Geneva Consulting Group, Inc., a New York corporation (“Geneva”) and provider of temporary and permanent information technology personnel based in Port Washington, New York on September 1, 2020. While the Special Committee has shifted its focus to evaluating opportunities of strategic acquisitions, there is no assurance that this decision will result in any additional acquisitions being announced or consummated in the future or the timing of any such activity.

Governance, Board Leadership Structure and Risk Oversight

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board. Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served.

The Chairman and Chief Executive Officer positions are currently separately held by Bradley M. Tirpak and Thomas Salerno respectively. Our lead independent director is H. Timothy Eriksen. In that role, he will consider input from all directors as to the preparation of the agendas for meetings of the Board and each committee of the Board, and will consult, no less frequently than once each calendar quarter, with the Company’s executive officers who are responsible for assuring compliance with, and implementation of, all applicable corporate and securities laws and make any recommendations for further action as necessary to ensure such compliance.

As of the date of this Proxy Statement, we have determined that the leadership structure of our Board of Directors has permitted our Board to fulfill its duties effectively and efficiently and is appropriate given the size and scope of our Company and its financial condition.

The Company believes the role of management is to identify and manage risks confronting the Company. The Board plays an integral part in the Company’s risk oversight, particularly in reviewing the processes used by management to identify and report risk, and also in monitoring corporate actions so as to minimize inappropriate levels of risk. The Board as a whole is also responsible for overseeing strategic and enterprise risk. A discussion of risks that the Company faces is conducted at regularly scheduled meetings of the Board and committee meetings.

Each of our directors is a member of the National Association of Corporate Directors and receives continuing education on governance best practices through participation in the organization.

Meetings of Independent Directors

Directors who are independent under the NASDAQ Capital Market listing standards and applicable laws and regulations have not met in separate committee; rather, the independent directors hold discussions among them without the presence of management in conjunction with meetings of the Audit Committee, Compensation Committee, Nominating Committee and Special Committee, as they deem necessary. Each of these committees is comprised solely of independent directors.

Code of Ethics

The Company has adopted a code of ethics that applies to all of its employees, including the chief executive officer and chief financial and accounting officer. The code of ethics is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ Capital Market listing standards concerning any amendments to, or waivers from, the Company’s code of ethics. Stockholders may request a free copy of the code of ethics by writing to Corporate Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to the Company’s directors or principal executive and financial officers will be included in a Current Report on Form 8-K filed with the SEC within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Capital Market and the SEC.

Stockholder Nominations

Under the Company’s Amended and Restated By-laws, as amended, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to the Company’s Corporate Secretary at its principal executive offices. The Company must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at an annual meeting no later than 120 days prior to the anniversary of the date on which the Company released its proxy statement (the “Anniversary Date”) in connection with the prior year’s annual meeting to its stockholders; provided, however, in the event the annual meeting is scheduled to be held on a date more than 30 days before or after the Anniversary Date, the notice can be received not later than the close of business on the later of the 75th day prior to the scheduled meeting date or the 15th day following the day on which the public announcement of such annual meeting is first made by the Company.

Stockholder Communications with Directors

Generally, stockholders who have questions or concerns should contact the Company’s Corporate Secretary at (631) 231-0333. Any stockholder who wishes to address questions regarding the Company’s business directly with the Board, or any individual director, should direct his or her questions, in writing, in care of the Company’s Secretary, at the Company’s offices at 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Any complaint, concern or reference to a problem or potential problem with the Company’s accounting, accounting policies, internal control, auditing or financial matters should be addressed to Accounting Complaints, c/o Chair of the Audit Committee, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788.

Certain Relationships and Related Party Transactions

Except as described below, the Company was not a participant in any transaction since the beginning of the fiscal year ended May 31, 2021 (“2021 fiscal year”) in which any related person had a direct or indirect material interest and in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at the end of each of the Company’s two prior fiscal years, and no such transactions are currently proposed.

On January 5, 2021, the members of the Board of Directors of TSR other than Robert Fitzgerald approved providing a waiver to QAR Industries, Inc. for its contemplated acquisition of shares owned by Fintech Consulting LLC under the Company’s prior Amended and Restated Rights Agreement so that a distribution date would not occur as a result of the acquisition. QAR Industries, Inc. and Fintech Consulting LLC were both principal stockholders of the Company, each owning more than 5% of the Company’s outstanding common stock prior to the consummation of the acquisition. Robert Fitzgerald is the President and majority shareholder of QAR Industries, Inc. The other directors of the Company are not affiliated with QAR Industries, Inc.

On February 3, 2021, the acquisition was completed and QAR Industries, Inc. purchased 348,414 shares of TSR common stock from Fintech Consulting LLC at a price of $7.25 per share. At the same time, Bradley M. Tirpak, Chairman of TSR, purchased 27,586 shares of TSR common stock from Fintech Consulting LLC at a price of $7.25 per share.

On December 1, 2021, Fintech Consulting LLC filed a complaint against the Company in the United States District Court for the District of New Jersey, related to the foregoing transaction. The named Defendants in the complaint are the Company, QAR Industries, Inc., Robert E. Fitzgerald, a director and a shareholder of QAR Industries, Inc., and Bradley Tirpak. The complaint purports to assert claims against the Defendants under state law and Section 10(b) of the Exchange Act in connection with a Share Purchase Agreement, dated January 31, 2021, by and between the Plaintiff, as the seller of shares of TSR’s common stock, and QAR Industries, Inc. and Mr. Tirpak, as the purchasers of such shares (the “SPA”). The plaintiff seeks (i) judgment declaring the transactions represented by the SPA null and void and return of the shares; (ii) judgment cancelling the SPA and returning the shares in exchange for return of the purchase price; (iii) judgement unwinding the transaction; (iv) compensatory damages; (v) punitive damages; (vi) pre-judgment interest; (vii) costs of suit including attorneys’ fees; and (viii) such other relief as the Court may find appropriate. See the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2021 for more information. The Company believes the action described above to be without merit and intends to vigorously defend its interests. However, the Company may incur significant additional legal expenses as it pursues a vigorous defense against this action.

On April 1, 2020, the Company entered into a binding term sheet (“Term Sheet”) with Zeff Capital, L.P. (“Zeff”) pursuant to which it agreed to pay Zeff an amount of $900,000 over a period of three years in cash or cash and stock in settlement of expenses incurred by Zeff during its solicitations in 2018 and 2019 in connection with the annual meetings of the Company, the costs incurred in connection with the litigation initiated by and against the Company as well as negotiation, execution and enforcement of the Settlement Agreement. In exchange for certain mutual releases, the Term Sheet calls for a cash payment of $300,000 on June 30, 2021, a second cash payment of $300,000 on June 30, 2022 and a third payment of $300,00 also on June 30, 2022, which can be paid in cash or common stock at the Company’s option. There is no interest due on these payments. The $300,000 payment due on June 30, 2021 was paid by the due date. The agreement also has protections to defer such payment dates so that the debt covenants with the Company’s lender are not breached. On August 13, 2020, the Company, Zeff, Zeff Holding Company, LLC and Daniel Zeff entered into a settlement agreement to reflect these terms. Any installment payment which is deferred as permitted above will accrue interest at the prime rate plus 3.75%, and Zeff shall thereby have the option to convert such deferred amounts (plus accrued interest if any) into shares of the Company’s stock. The Company accrued $818,000, the estimated present value of these payments using an effective interest rate of 5%, in the quarter ended February 29, 2020, as the events relating to the expense occurred prior to such date. The first payment of $300,000 was made by the June 30, 2021 due date and the remaining two payments due June 30, 2022 of $300,000 each were paid in cash by the due date in full satisfaction of the agreement.

Procedures for Approval of Related Party Transactions

Our Board has adopted a written related party transaction policy to comply with Section 404 of the Exchange Act, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and (iii) any related party, including an executive officer, director or nominee for director of the Company, any stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of any such person, has or will have a direct or indirect material interest. This policy is administrated by our Audit Committee. According to this policy, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the Audit Committee shall consider the relevant facts and circumstances available including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of the non-officer directors of the Company who served as directors during the fiscal year ended May 31, 2022. Directors of the Company who also serve as executive officers of the Company are not paid any compensation for their service as directors. There are currently no executive officers also serving as directors.

Name	Fees Earned Or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Bradley M. Tirpak (1)	$20,000	$-	$-	$-	$-	$-	$20,000

H. Timothy Eriksen (1)	$20,000	$-	$-	$-	$-	$-	$20,000

Robert Fitzgerald (2)	$20,000	$-	$-	$-	$-	$-	$20,000

(1)	Elected to serve as a director of the Company at the annual meeting of stockholders on October 22, 2019.

(2)	Appointed to serve as a director of the Company by the Board on December 30, 2019.

For their service, members of the Board who are not officers of the Company received a pro-rated amount of an annual retainer of $10,000, payable quarterly, based on the period of time they respectively served during fiscal 2022.

Bradley M. Tirpak received an additional annual retainer of $10,000 for his service as Chairman of the Board during fiscal 2022.

H. Timothy Eriksen received an additional annual retainer of $10,000 for his service as Chairman of the Audit Committee during fiscal 2021. Mr. Eriksen did not receive any additional retainer for his service as Chairman of the Nominating Committee of the Board or lead independent director during fiscal 2022.

Robert Fitzgerald received an additional annual retainer of $10,000 for his service as Chairman of the Compensation Committee during fiscal 2021. Mr. Fitzgerald did not receive any additional retainer for his service as Chairman of the Special Committee of the Board during fiscal 2022.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers (as defined below) for services in all capacities to the Company for the fiscal years ended May 31, 2022 and 2021. The Named Executive Officers for the fiscal years ended May 31, 2022 and 2021 are (1) Thomas Salerno, our President and Chief Executive Officer; (2) John G. Sharkey, our Senior Vice President and Chief Financial Officer, and (3) Shah Syed, our Director of Sales and Recruiting (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compen- sation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Thomas Salerno,	2022	$350,000	$64,000	$-		$-	$-	$-	$2,000	(5)	$416,000
President and Chief Executive Officer (1)	2021	$350,000	$63,000	$242,000	(4)	$-	$-	$-	$12,000	(5)	$667,000

John G. Sharkey,	2022	$310,000	$41,000	$-		$-	$-	$-	$8,000	(5)	$359,000
Senior Vice President and Chief Financial Officer (2)	2021	$310,000	$40,000	$153,000	(4)	$-	$-	$-	$6,000	(5)	$509,000

Shah Syed,	2022	$235,000	$31,000	$-		$-	$-	$-	$4,000	(5)	$270,000
Director of Sales and Recruiting (3)	2021	$196,000	$30,000	$49,000	(4)	$-	$-	$-	$2,000	(5)	$277,000

(1)	Thomas Salerno was appointed as President and Chief Executive Officer of the Company effective March 23, 2020.

(2)	John G. Sharkey was appointed as Senior Vice President and Chief Financial Officer effective June 1, 2019. Previously, Mr. Sharkey served as Vice President, Finance.

(3)	Shah Syed was promoted to Director of Sales and Recruiting effective June 1, 2020. Previously, Mr. Shah served as Recruiting Manager.

(4)	Represents the grant date fair value of 40,000, 25,000 and 9,000 shares of the Company’s common stock for Mr. Salerno, Mr. Sharkey and Mr. Shah, respectively, from Restricted Shares awarded in fiscal 2021.

(5)	Amount related to the named executive’s personal use of an automobile provided by the Company.

Outstanding Equity Awards at Fiscal Year End

In October of 2020, the Company adopted the TSR, Inc. 2020 Equity Incentive Plan (“the Plan”) which was subsequently approved by the Shareholders at the combined 2019 and 2020 Annual Meeting held on November 19, 2020. The Plan allows for a maximum of 200,000 shares in the form of non-qualified stock options, incentive stock options, restricted awards, stock appreciation rights, cash awards, performance share awards and other equity-based awards to employees, consultants, directors and those individuals whom the Board determines are reasonably expected to become employees, consultants or directors following the date of grant. The table below sets forth the outstanding equity awards issued under the Plan as of May 31, 2022 with respect to the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Thomas Salerno	-	-	-	-	-	-	-	5,000	(1)(2)	$37,450
	-	-	-	-	-	-	-	5,000	(1)(3)	$37,450
	-	-	-	-	-	-	-	8,333	(4)(2)	$62,414
	-	-	-	-	-	-	-	8,334	(4)(3)	$62,422

John G. Sharkey	-	-	-	-	-	-	-	3,333	(1)(2)	$24,964
	-	-	-	-	-	-	-	3,334	(1)(3)	$24,972
	-	-	-	-	-	-	-	5,000	(4)(2)	$37,450
	-	-	-	-	-	-	-	5,000	(4)(3)	$37,450

Shah Syed	-	-	-	-	-	-	-	1,000	(1)(2)	$7,490
	-	-	-	-	-	-	-	1,000	(1)(3)	$7,490
	-	-	-	-	-	-	-	2,000	(4)(2)	$14,980
	-	-	-	-	-	-	-	3,000	(4)(3)	$22,470

(1)	Representing shares of common stock under time vesting stock awards, issued on January 28, 2021, which fully vest on the applicable vesting date, so long as the grantee remains an employee of the Company.

(2)	The vesting date for these shares is January 28, 2023.

(3)	The vesting date for these shares is January 28, 2024.

(4)	Representing shares of common stock under performance vesting stock awards, issued on January 28, 2021, which, so long as the grantee remains an employee of the Company, will (i) fully vest upon the satisfaction of the “performance condition” defined in the grant agreements, which relates to the market price of the Company’s common stock over a stated period of time, and (ii) expire on January 28, 2023 and 2024, respectively, if the performance condition is not satisfied. The “performance condition” entails the common stock share price trading above the applicable share target for 30 consecutive trading days between the issue date and the expiration date. If the applicable share target (a) is reached for 30 consecutive days before the vesting date and (b) the stock is above the applicable share target on the vesting date, the award shares shall vest on the vesting date. If the applicable share target is reached after the vesting and before the expiration date, the shares vest upon the stock trading for 30 consecutive days above the applicable share target.

Employment Agreements and Arrangements

On November 3, 2020, TSR entered into an Employment Agreement with its Chief Executive Officer, Thomas C. Salerno (the “CEO Employment Agreement”) and an Amended and Restated Employment Agreement with its Chief Financial Officer, John Sharkey (the “CFO Employment Agreement”, collectively with the CEO Employment Agreement, the “Employment Agreements”), both effective as of November 2, 2020. The CFO Employment Agreement superseded the Amended and Restated Employment Agreement dated May 24, 2019 between the Company and Mr. Sharkey in its entirety.

Employment Term and Position. The term of employment of each of Messrs. Salerno and Sharkey will be three years from November 2, 2020 to November 2, 2023, and any continued employment will be on an “at-will” basis. During their respective terms of employment, Mr. Salerno will serve as Chief Executive Officer of the Company and Mr. Sharkey will serve as Chief Financial Officer of the Company.

Base Salary, Annual Bonus Equity Compensation and Other Benefits. Pursuant to their Employment Agreements, Messrs. Salerno and Sharkey are entitled to annual base salaries of $350,000 and $310,000, respectively, as may be adjusted by the Board. In addition, Messrs. Salerno and Sharkey will be eligible to receive annual cash bonuses up to 35% and 25% of their respective base salaries, respectively, based on the Company’s financial information and established by the Board, upon the condition that Messrs. Salerno and Sharkey are active employees on the last day of the related fiscal year and there are no publicly reportable audit findings for the fiscal year. Any annual bonus will be paid in two installments, i.e., 50% of the estimated annual bonus will be advanced within 30 days of the end of the fiscal year and the balance equal to the final annual bonus determined by the Board minus the estimate advanced after the filing of the Company’s 10-K for the fiscal year. Messrs. Salerno and Sharkey will also be eligible to receive equity awards under the Company’s equity incentive plan, certain benefits including vacation, group medical health, group insurance and similar benefits, a monthly car allowance of $1,800 and $800, respectively, and reimbursement of approved business expenses.

Termination Entitlement and Severance. In the event that the Company terminates Mr. Salerno or Mr. Sharkey’s employment (a) for “Cause” (as defined in their Employment Agreements) or (b) upon Mr. Salerno or Mr. Sharkey’s death or disability or, (c) if Mr. Salerno or Mr. Sharkey terminates his employment for any reason other than due to material breach by the Company as described in scenario (y) below, then the Company’s sole obligations to Mr. Salerno or Mr. Sharkey shall be: (i) the payment of any accrued but unpaid base salary, (ii) the payment of any approved but not reimbursed business expenses and (iii) compliance with the Company’s benefits plans (collectively, the “Termination Entitlement”). If Mr. Salerno or Mr. Sharkey is terminated for “Cause” or resigns for any reason prior to the date the annual bonus is paid out in its entirety, he shall forfeit any and all annual bonus including returning any advanced bonus portion paid.

In the event that (x) the Company terminates Mr. Salerno or Mr. Sharkey’s employment for reasons other than the above-enumerated reasons and in Mr. Sharkey’s case, if he is forced to relocate more than 25 miles from his current residence and he resigns due to this reason, both subject to the Company or its affiliate’s offer of comparable employment meeting certain conditions or, (y) Mr. Salerno or Mr. Sharkey provides notice to the Company of its material breach of its obligations under his Employment Agreement and the Company fails to cure such breach within the required period of time, in addition to the Termination Entitlement, Mr. Salerno or Mr. Sharkey will be entitled to a severance payment consisting of (i) one year of base salary, (ii) one year of car allowance and (iii) 50% of the annual bonus awarded in the fiscal year prior to the employee’s termination if his employment is terminated without Cause (collectively, the “Severance Payment”) as well as a health benefit comprising continued participation in the Company’s group health plan for one year for Mr. Salerno and until March 31, 2025 for Mr. Sharkey, respectively, subject to certain conditions provided in their respective Employment Agreements (the “Health Benefit”).

If, prior to the expiration of their respective term of employment and within 12 months following a Change in Control (as defined in their Employment Agreements), Mr. Salerno or Mr. Sharkey is subject to termination other than for Cause, then the Company will pay “Change in Control Severance Benefits” consisting of (i) a payment equivalent to one year of base salary (as in effect immediately prior to the Change in Control, or the date of the termination of the employee’s employment, whichever is greater), (ii) 100% of the employee’s annual bonus as paid in the previous year, (iii) taxable cash payments for COBRA coverage for 18 months and (iv) acceleration of vesting of 100% of the employee’s unvested equity award compensation.

Pursuant to the Employment Agreements, the Company’s obligation to pay any Severance Payment, Health Benefit, Change in Control Severance Benefits (collectively, “Severance Payments”) or any related benefits to which Mr. Salerno or Mr. Sharkey is not automatically entitled under the law will be subject to the employee’s execution of an effective release of claims in favor of the Company, its affiliates and their related persons, in a form to be provided by the Company. In addition, in the event that Mr. Salerno or Mr. Sharkey breaches the restrictive covenants under his Employment Agreement, any remaining Severance Payments due to him will be forfeited.

Restrictive Covenants. Pursuant to their respective Employment Agreements, Messrs. Salerno and Sharkey are subject to certain restrictive covenants including (i) protection of confidential information, (ii) non-disparagement, (iii) non-solicitation of employees for a period of 24 months after the termination of employment, (iv) noncompetition for a period of 12 months after the termination of employment and (v) non-solicitation of the Company’s clients for a period of 24 months after the termination of employment.

Anti-Hedging Policy

The Company does not have any practices or policies regarding hedging.

STOCK OWNERSHIP INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information with respect to the Plan as of May 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	$-	22,500

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	22,500

(1)	The securities available under the Plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.

Principal Stockholders and Security Ownership of Management

The outstanding voting stock of the Company as of October 24, 2022 consisted of 2,139,140 shares of Common Stock. The table below sets forth the beneficial ownership of the Common Stock of the Company’s directors, executive officers and persons known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock as of October 24, 2022:

	Beneficial Ownership of Common Stock
Name of Beneficial Owner – Directors, Officers and 5% Stockholders	No. of Shares (1)		Percent of Class
Bradley M. Tirpak (2)(3)	53,446	(4)	2.5%
H. Timothy Eriksen (2)(3)	6,800	(5)	0.3%
Thomas Salerno (2)(6)	8,980	(6)	0.4%
John G. Sharkey (2)(7)	12,362	(7)	0.6%
Robert Fitzgerald (2)(3)(8)	540,499	(9)	25.3%
Philip J. LaBlonde (10)	135,000		6.3%
QAR Industries, Inc. (8)	498,884		23.3%
Zeff Capital, L.P. (11)	437,774		20.5%
Zeff Holding Company, LLC (11)	437,774	(12)	20.5%
Daniel Zeff (11)	437,774	(12)	20.5%
All Directors and Executive Officers as a Group (5 persons)	622,087		29.1%

(1)	In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company’s Common Stock if such person has voting or investment power with respect to such shares. This includes shares of Common Stock (a) subject to options exercisable within sixty (60) days, and (b) (1) owned by a person’s spouse, (2) owned by other immediate family members who share a household with such person, or (3) held in trust or held in retirement accounts or funds for the benefit of the such person, over which shares the person named in the table may possess voting and/or investment power. Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)	This executive officer and/or director maintains a mailing address at 400 Oser Avenue, Suite 150, Hauppauge, New York 11788.

(3)	Such person currently serves as a director of the Company.

(4)	Based on the Form 4 filed by Bradley M. Tirpak with the SEC on May 28, 2021. The amount does not include 20,000 unvested restricted stock awards.

(5)	The amount does not include 20,000 unvested restricted stock awards.

(6)	Mr. Thomas Salerno served as the Managing Director of TSR Consulting Services, Inc., the Company’s IT consulting services subsidiary and largest business unit, since 2011. He was appointed as President and Chief Executive Officer of the Company effective March 23, 2020. The amount does not include 26,667 unvested restricted stock awards.

(7)	John G. Sharkey served as the Vice President, Finance, Controller and Secretary of the Company until June 1, 2019. Effective June 1, 2019, Mr. Sharkey was appointed Senior Vice President, Chief Financial Officer and Secretary of the Company. The amount does not include 16,667 unvested restricted stock awards.

(8)	Based on the Form 4 filed by Robert Fitzgerald with the SEC on February 1, 2022. Robert Fitzgerald is the President of QAR Industries, Inc. and the reporting persons maintain a mailing address at 101 SE 25th Avenue, Mineral Wells, Texas 76067. The amount does not include 20,000 unvested restricted stock awards.

(9)	Represents the same shares owned by QAR Industries, Inc.

(10)	Based on a Schedule 13D filed by Philip J. LaBlonde with the SEC on August 12, 2016. Based on the Schedule 13D, Philip J. LaBlonde maintains a mailing address at 15120 Honors Circle, Carmel, Indiana 46033.

(11)	Based on an Amendment to Schedule 13D filed by Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff with the SEC on August 17, 2020. Based on the Amendment to Schedule 13D, Zeff Capital, L.P. is the owner of the 437,774 shares reported on the Amendment; Zeff Holding Company, LLC is the general partner of Zeff Capital, L.P.; Daniel Zeff is the sole manager of Zeff Holding Company, LLC; and all of the reporting persons maintain a mailing address at 885 Sixth Avenue, New York, New York 10001.

(12)	Represents the same shares owned by Zeff Capital, L.P.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during the fiscal year ended May 31, 2022.

PROPOSAL 1 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

The Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”) provides for a classified board of directors divided into three classes of directors serving staggered terms of three years each. The terms of one class expire at each annual stockholder meeting. The Company originally adopted a classified Board to provide stability and continuity of directors and to encourage a long-term perspective from the Board.

As part of the Board’s ongoing evaluation of the corporate governance structures and practices of the Company and in response to feedback from certain of our stockholders, the Board considered the benefits and detriments of a classified Board versus a declassified Board with all directors serving terms of only one year each. While classified or staggered boards have had a long and prominent history, in recent years there has been investor concern that classified boards may have the effect of reducing the accountability of directors to stockholders. Because directors serve terms of multiple years, classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. Election of directors is a primary means for stockholders to influence corporate governance policies and to hold directors accountable for implementing those policies. In addition, opponents of classified boards assert that a classified board discourages proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees and, therefore, can potentially erode stockholder value. As a result, it has become an emerging governance best practice that all directors be elected on an annual basis. Annually elected boards are perceived by many investors as increasing the accountability of directors to stockholders and, accordingly, increasing stockholder value.

After carefully weighing these considerations, the Board has determined that it is in the best interests of the Company and our stockholders to declassify the Board and on October 17, 2022, adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to declassify the Board beginning at the 2023 annual stockholder meeting (“Declassification Amendment”). The general description of the Declassification Amendment set forth below is a summary only and is qualified in its entirety by, and subject to, the full text of the proposed Declassification Amendment, which is attached as Appendix A to this proxy statement.

Under the proposed Declassification Amendment, the annual election of directors will be phased in gradually to assure a smooth transition. The Amendment to the Company’s Certificate of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the Declassification Amendment (including any director to be elected at the Annual Meeting). Rather, the current three-year terms for each class of directors will continue, and those directors or their successors will only become eligible for a one-year election term upon expiration of that term. The three-year term for our Class I directors elected at the 2021 annual stockholder meeting will expire at the 2024 annual stockholder meeting; and the three-year term for our Class II director elected at the 2020 annual stockholder meeting will expire at the 2023 annual stockholder meeting. There is currently no Class III director on the Board. Upon the expiration of each Class’s current three-year term, those directors or the successors thereto will be elected to the Board for one-year terms. Thus, beginning with the 2023 annual stockholder meeting, those directors nominated for election will be elected to the Board for a one-year term. Directors appointed to fill any newly created directorships resulting from an increase in the number of directors or any vacancies on the Board would serve until the next annual stockholder meeting. This phased-in approach will result in the discontinuation of our classified Board, and all directors being nominated annually for one-year terms, by the 2025 annual stockholder meeting.

Pursuant to the Company’s Certificate of Incorporation, the affirmative vote of not less than two-thirds of the voting power of the then outstanding shares of common stock is required to adopt the proposed Declassification Amendment. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. If the stockholders approve the proposed Declassification Amendment, the Declassification Amendment to the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, which the Company expects to file promptly after the Annual Meeting. If the proposed Declassification Amendment is not approved, the Board will remain classified. If Proposal 1 and Proposal 4 are both approved, the proposed amendments will be combined into one Certificate of Amendment to the Company’s Certificate of Incorporation that is filed with the Delaware Secretary of State.

The Board has also approved a conforming amendment to Article III, Section 2 of the Amended and Restated Bylaws of the Company, as amended (“Bylaws”), relating to the Company’s current classified board structure, to implement the declassification of the Board. The full text of the proposed Declassification Amendment to the Bylaws is attached as Appendix B to this proxy statement. Stockholders are not being asked to vote on the proposed Declassification Amendment to the Bylaws, however, such amendment will not take effect unless stockholders approve the proposed Declassification Amendment to the Company’s Certificate of Incorporation.

The Board unanimously recommends a vote FOR an amendment to our Certificate of Incorporation to declassify the Board.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship with Independent Registered Public Accountants

CohnReznick LLP has been appointed by the Company’s Audit Committee and Board as the independent registered public accounting firm for the Company to audit and report on the Company’s consolidated financial statements for the fiscal year ending May 31, 2023. CohnReznick LLP audited and reported on the Company’s consolidated financial statements for the year ended May 31, 2022. The Company expects that a representative of CohnReznick LLP will be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company’s Common Stock present at the Annual Meeting, in person or by proxy. Submission of the appointment of the independent registered public accounting firm to the stockholders for ratification will not limit the authority of the Audit Committee and Board to appoint another accounting firm to serve as the independent registered public accounting firm if the present accountants resign or their engagement is otherwise terminated. If the stockholders do not ratify the appointment of CohnReznick LLP at the Annual Meeting, the selection of CohnReznick LLP may be reconsidered by the Audit Committee and Board.

Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving the engagement of the Company’s independent registered public accounting firm to render audit or non-audit services prior to the engagement of the accountants to render such services. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm (subject to the de minimus exception for non-audit services described in Section 10A of the Exchange Act that are approved by the Audit Committee prior to completion of the audit) including the following four categories of services:

Audit services include audit work performed in the audit of the annual financial statements, review of quarterly financial statements, reading of annual, quarterly and current reports, as well as work that generally only the independent auditor can reasonably be expected to provide.

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including the provision of consents and comfort letters in connection with the filing of registration statements, due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

Other services are those associated with services not captured in the other categories. We generally do not request such services from our independent auditor.

The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

The Audit Committee may delegate pre-approval authority to one or more of its members. Such member(s) shall report to the full Audit Committee at each scheduled meeting whether such member(s) pre-approved any audit or non-audit services.

All of the fees below were pre-approved by the Audit Committee.

Fees for Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by CohnReznick LLP for professional services related to the audit of the Company’s consolidated financial statements and the review of the consolidated condensed financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2022 and 2021 were $86,000 and $102,000, respectively.

Audit Related Fees

In the fiscal year ended May 31, 2022, fees billed by CohnReznick LLP for audit-related services were $25,000 related to giving consent to re-issue their audit report in connection with a Form S-3 Registration Statement. In the fiscal year ended May 31, 2021, fees billed by CohnReznick LLP for audit-related services were $24,000 related to the acquisition of Geneva Consulting Group, Inc.

Tax Fees

There were no fees billed by CohnReznick LLP for tax services during the fiscal years ended May 31, 2022 or 2021.

All Other Fees

There were no fees billed by CohnReznick LLP related to any other non-audit services for the fiscal years ended May 31, 2022 or 2021.

The Board unanimously recommends a vote FOR the approval of the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2023.

Audit Committee Report – 2022 Fiscal Year

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Company’s 2022 fiscal year with the Company’s management. The Audit Committee has separately discussed with CohnReznick LLP, the Company’s independent registered public accounting firm for the 2022 fiscal year, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with CohnReznick LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s 2022 fiscal year for filing with the SEC.

Members of the Audit Committee

H. Timothy Eriksen, Chairman	Bradley M. Tirpak	Robert Fitzgerald

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act and the rules and regulations promulgated thereunder provide that, not less frequently than once every three years, an issuer shall include in its proxy statement for its annual meeting of stockholders an advisory resolution subject to a stockholder vote to approve the compensation of the Company’s named executive officers. Accordingly, you are asked to approve the compensation of the Company’s named executive officers as described under the heading “Executive Compensation” in this proxy statement, including the compensation tables and the related narrative discussion, by voting in favor of the following advisory resolution:

“RESOLVED, that the stockholders of TSR, Inc. approve the compensation of the Named Executive Officers as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

Under the rules and regulations of the SEC, your vote is advisory and will not be binding upon the Company or the Board and will not be construed to overrule any decision by the Company or the Board or require the Board to take any action.  However, the Compensation Committee and the Board will take the outcome of this advisory vote into consideration when considering future compensation arrangements for the Company’s named executive officers and whether any adjustments or modifications are warranted.

The Board unanimously recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as described in the “Executive Compensation” section of this proxy statement.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE PERSONAL LIABILITY OF DIRECTORS AND EXECUTIVE OFFICERS FOR MONETARY DAMAGES FOR BREACH OF THE FIDUCIARY DUTY OF CARE

The Company’s Certificate of Incorporation does not provide for the exculpation of directors and executive officers pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). If Proposal No. 4 is approved, then the Certificate of Incorporation will be amended to include a provision eliminating the personal liability of a director or executive officer to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director or executive officer. Such provisions shall be limited by the provisions of Section 102(b)(7) of the DGCL, which prohibit the elimination of liability of:

1.	a director or executive officer for any breach of the director’s or executive officer’s duty of loyalty to the Company or its stockholders;

2.	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3.	a director under § 174 of the DGCL, which concerns liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions;

4.	a director or executive officer for any transaction from which the director or executive officer derived an improper personal benefit; or

5.	an executive officer in any action by or in the right of the Company.

The exculpation provision will not be retroactive to any act or omission occurring prior to the effective date of an amendment to the Certificate of Incorporation. Further, the exculpation provision would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.

As part of the Board’s ongoing evaluation of the corporate governance structures and practices of the Company, the Board considered the benefits and detriments of eliminating personal liability under certain circumstances for our directors and executive officers. The Board has determined that enhancing the ability of the Company to retain and attract as directors and executive officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that exculpation under certain circumstances is available. Accordingly, the Board has determined that it is in the best interests of the Company and our stockholders to adopt this amendment and on October 17, 2022, adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care in accordance with Section 102(b)(7) of the DGCL (“Exculpation Amendment”). The general description of the Exculpation Amendment set forth above is a summary only and is qualified in its entirety by, and subject to, the full text of the proposed Exculpation Amendment, which is attached as Appendix C to this proxy statement.

Pursuant to the Company’s Certificate of Incorporation, the affirmative vote of not less than two-thirds of the voting power of the then outstanding shares of common stock is required to adopt the proposed Exculpation Amendment. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. If the stockholders approve the proposed Exculpation Amendment, the Exculpation Amendment to the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, which the Company expects to file promptly after the Annual Meeting. If the proposed Exculpation Amendment is not approved, the personal liability of a director or executive officer to the Company or its stockholders for monetary damages for breach of fiduciary duty will not be eliminated. If Proposal 1 and Proposal 4 are both approved, the proposed amendments will be combined into one Certificate of Amendment to the Company’s Certificate of Incorporation that is filed with the Delaware Secretary of State.

The Board unanimously recommends a vote FOR an amendment to our Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care.

OTHER INFORMATION

Stockholder Proposals for Next Annual Meeting

Any proposal by a stockholder of the Company intended to be presented at the 2023 annual stockholder meeting must be received by the Company at its principal executive office not later than July 5, 2023, which is 120 days prior to the anniversary of the date on which the Company released its proxy statement in connection with the prior year’s annual meeting to its stockholders (the “Anniversary Date”), for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to the Company’s Amended and Restated By-laws, as amended, the Company must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at an annual meeting no later than the Anniversary Date; provided, however, in the event the annual meeting is scheduled to be held on a date more than 30 days before or after the Anniversary Date, the notice can be received not later than the close of business on the later of the 75th day prior to the scheduled meeting date or the 15th day following the day on which the public announcement of such annual meeting is first made by the Company. The Company is releasing its proxy statement for the Annual Meeting to its stockholders on November 1, 2022. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

Form 10-K Annual Report

The Annual Report for the fiscal year ended May 31, 2022 is enclosed with this Proxy Statement. IN ADDITION, UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2022, INCLUDING AMENDMENT NO. 1 ON FORM 10-K/A TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2022, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a stockholder of record on October 24, 2022, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company’s stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788.

Householding

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Annual Report and Proxy Statement to multiple stockholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected stockholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788, or call (631) 231-0333.

Other Business Solicitation and Expenses of Solicitation

The Board does not know of any other matters to be brought before the Annual Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting are being borne by the Company. In addition to solicitation by mail, the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Forward-Looking Statements

Certain statements in this Proxy Statement which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “demonstrate,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “should,” and “will,” and similar expressions identify forward-looking statements. Such forward-looking statements are based upon the Company’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Specifically, forward-looking statements in this document may include, but are not limited to, the statements concerning any potential or pending investigation, litigation or transaction and its potential impact on the Company or its profitability. These and other forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual events to differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the factors and matters described in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Form 10-K, Forms 10-Q and Forms 8-K, which are available at www.sec.gov. The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Your cooperation in giving these matters your immediate attention and in returning your proxies will be appreciated.

By Order of the Board of Directors,

John G. Sharkey, Secretary
November 1, 2022

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TSR, INC.

[_______] [__], 2022

TSR, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), DOES HEREBY CERTIFY as follows:

FIRST: That the Certificate of Incorporation of the Corporation, as amended, is hereby amended as follows:

A. The second paragraph under Article Fifth thereof shall read in its entirety as follows:

“Terms of Directors. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Prior to the 2025 annual meeting of stockholders, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the 2022 annual meeting of stockholders, the term of office of any Class III director shall expire and a successor to any Class III director shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. At the 2023 annual meeting of stockholders, the term of office of any Class II director shall expire and a successor to any Class II director shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. At the 2024 annual meeting of stockholders, the term of office of any Class I director shall expire and a successor to any Class I director shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. From and after the election of directors at the 2025 annual meeting of stockholders, the Board of Directors shall cease to be classified and each director elected at the 2025 annual meeting of stockholders (and at each succeeding annual meeting of stockholders) shall hold office for a term expiring at the next annual meeting of stockholders held after such director’s election. For purposes of this Article Fifth, “2022 annual meeting of stockholders” shall mean the annual meeting of shareholders held following the fiscal year ended May 31, 2022; “2023 annual meeting of stockholders” shall mean the annual meeting of shareholders held following the fiscal year ended May 31, 2023; and “2024 annual meeting of stockholders” shall mean the annual meeting of shareholders held following the fiscal year ended May 31, 2024.”

B. The third paragraph under Article Fifth thereof shall read in its entirety as follows:

“Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.”

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed on its behalf as of the date first indicated above.

TSR, INC.

By:
Name:
Title:

A-1

Appendix B

AMENDMENT NO. 4

TO AMENDED AND RESTATED BY-LAWS

OF TSR, INC.

The Amended and Restated By-laws (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 to the Amended and Restated By-laws) (the “By-laws”) of TSR, Inc. are hereby amended as follows:

1. The text of Article III, Section 2 of the By-laws, which had been previously stated as follows:

“Section 2. Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned so as to maintain each class as nearly equal in number as possible; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.”

was amended to read as follows:

“Section 2. Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.”

Approved: [_______] [__], 2022

B-1

Appendix C

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TSR, INC.

[_______] [__], 2022

TSR, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), DOES HEREBY CERTIFY as follows:

FIRST: That a new Article “ELEVENTH” shall be added to the Certificate of Incorporation of the Corporation, as follows:

“ELEVENTH. To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article ELEVENTH shall eliminate or limit the liability: (i) of a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) of a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director pursuant to the provisions of Section 174 of the DGCL, (iv) of a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) of an officer in any action by or in the right of the corporation. No repeal or modification of this Article ELEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed on its behalf as of the date first indicated above.

TSR, INC.

By:
Name:
Title:

C-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE

Vote by Internet - QUICK * EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

TSR, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 29, 2022.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/tsrconsulting/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

^ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ^

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

Proposal	FOR	AGAINST	ABSTAIN
1. Approval of an amendment to the Company's Certificate of Incorporation to de-classify the Board.	☐	☐	☐
2. Ratification of appointment of CohnReznick LLP as the Company's independent registered accountants for the 2023 fiscal year.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation program of the Company's named executive officers.	☐	☐	☐
4. Approval of an amendment to the Company's Certificate of Incorporation to eliminate the personal liability of directors and executive officers for monetary damages for breach of the fiduciary duty of care.	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held** ____________________ **Date**________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be held November 30, 2022.

If any business other than the matters described on the other side is presented at the 2022 Annual Meeting, this proxy will be voted in accordance with the best judgment of the named proxies. Rule 14a-4(c)(1) of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a matter that is not known by us a reasonable time before our solicitation of proxies. It provides that if we do not know, a reasonable time before making our solicitation, that a matter is to be presented at the meeting, then we are allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in this Proxy Statement. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the 2022 Annual Meeting, other than those discussed in this Proxy Statement.

^ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ^

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

TSR, INC.

400 OSER AVENUE, SUITE 150, HAUPPAUGE, NY 11788

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 30, 2022.

The undersigned hereby appoints THOMAS SALERNO and JOHN G. SHARKEY or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the “Company”) which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on November 30, 2022 at 11:00 a.m., Eastern Time via live webcast by visiting **https://www.cstproxy.com/tsrconsulting/2022** and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

(Continued, and to be marked, dated and signed, on the other side)